Exhibit (s)

POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned directors of FIRSTHAND TECHNOLOGY VALUE FUND (the “Fund”) hereby appoint KEVIN LANDIS and OMAR BILLAWALA, his attorney−in−fact and agent, in all capacities, with full power to act alone, to execute (i) the Fund’s Post-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N−2, in connection with the Fund’s offering of its common stock and subscription rights to purchase common stock, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”); (ii) any and all amendments thereto (including post−effective amendments (collectively, as amended and including post−effective amendments, the “Registration Statement”); (iii) any registration statement (including post−effective amendments thereto) filed by the Fund pursuant to Rule 462(b) under the Securities Act which relates to the Registration Statement; and (iv) any and all documents, including proxy statements, periodic reports (10-Ks, 10-Qs and 8-Ks) and applications for exemptive orders and rulings filed by the Fund with the SEC or any other applicable regulatory authorities including any national securities exchange or national securities association that maintain the principal listing for any class of the Fund’s securities; and in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC under the Securities Act and the 1940 Act and the rules and regulations thereunder and with respect to all other applicable regulatory authorities under the statutes, rules and regulations applicable thereto. The undersigned directors of the Fund grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys−in−fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned directors of Firsthand Technology Value Fund, Inc. each hereby executes this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ Greg Burglin	Date:	February 27, 2015
Greg Burglin, Director

By:	/s/ Mark FitzGerald	Date:	February 27, 2015
Mark FitzGerald, Director

By:	/s/ Kimun Lee	Date:	February 27, 2015
Kimun Lee, Director

By:	/s/ Nicholas Petredis	Date:	February 27, 2015
Nicholas Petredis, Director

By:	/s/ Rodney Yee	Date:	February 27, 2015
Rodney Yee, Director